                                                                 EXHIBIT 10.23

                        LEASE AGREEMENT NUMBER CONO4C


     This lease agreement ("Agreement") is entered into this 26th day of June, 1996 by and between Concentric Network Corporation, a Florida corporation (hereinafter referred to as "Lessee") having its principal place of business at 10590 North Tantau Avenue, Cupertino, California 95014 and Racal-Datacom, Inc., a Delaware corporation, (hereinafter referred to as "Lessor" or "R-D"), having its principal place of business located at 1601 North Harrison Parkway, Sunrise, Florida 33323-2899, organizations duly authorized by law.

                                WITNESSETH THAT

     WHEREAS, Lessor is the manufacturer of data communication products which are composed of hardware (hereinafter referred to as "Equipment"), and software which is defined as a set of processor instructions that can be ported into a processor and executed to provide a defined functionality (hereinafter referred to as "Software"); and,

     WHEREAS, Lessee is desirous of leasing such Equipment or Software from Lessor for use with Lessee's communications network; and,

     WHEREAS, both parties are desirous of establishing the terms and conditions which shall govern all orders issued pursuant to this Agreement.

     NOW THEREFORE, in consideration of the covenants, premises and mutual agreements contained herein, the parties do hereby agree as follows:

I.   PURPOSE
     -------

     The purpose of this Agreement is to set forth the terms and conditions pursuant to which Lessee may submit orders (as defined in Article III) to Lessor. All Orders must be accepted by Lessor at its headquarters, Sunrise, Florida.

II.  TERM OF AGREEMENT
     -----------------

     This Agreement shall commence upon the date first written above and shall continue for a term of twelve (12) months thereafter. This Agreement shall govern all Orders placed hereunder provided such Orders are received by Lessor within twelve (12) months and the Equipment and Software ordered is installed within fourteen (14) months, both of said periods beginning upon the date of commencement of this Agreement. Thereafter, this Agreement shall automatically renew itself in twelve (12) month increments unless either party notifies the other of its decision to terminate this Agreement by providing the other party sixty (60) days written notice prior to the expiration of the period then in effect.

     Notwithstanding that this Agreement may terminate prior to the expiration of an individual Order's term, it is expressly agreed that any Order issued pursuant to this Agreement shall continue to be in full force and effect and continue to be governed by the terms hereof until the expiration of such Order's stated minimum term.

III. ORDERING PROCEDURE
     ------------------

     Lessee shall issue Orders (hereinafter defined as "Orders") to Lessor on Lessor's order form or Lessee's order form. At a minimum, such Orders shall include the following information:

     1.  Description of Equipment to be leased and Software to be licensed.

     2.  Quantity of each item of Equipment or Software.

     3.  Monthly lease rate, lease term and license fee for each item.

     4.  Unit installation price for each item (if applicable).

     5.  Unit purchase price for each item.

     6.  Requested delivery date.

     7.  Shipping location and Lessee prime contact at shipping location.

     8.  Billing address and billing contact.

     9. Required Lessor services such as standard handling, installation, maintenance, training and engineering costs (if applicable), and their respective charges.

     Lessor will acknowledge acceptance or rejection of Orders within fifteen
(15) days after receipt of the Order at Lessor's principal place of business, Sunrise, Florida. Once accepted, the Order is noncancelable. If Lessor proposes a delivery schedule different from the schedule requested by Lessee, Lessee must notify Lessor of its rejection of such alternate delivery schedule within fifteen (15) days after mailing of such notification by Lessor, or the Lessor proposed shipping date shall be deemed to be accepted by Lessee.

IV.  COMMENCEMENT AND TERM OF ORDER
     ------------------------------

     An Order for an individual unit of Equipment or Software shall be binding from the date it is accepted by Lessor. Monthly rental as to each unit of Equipment and Software shall commence fourteen (14) days after shipment (hereinafter referred to as the "Commencement Date") and shall be set forth on the initial lease invoice. Monthly rental for a Custom System Order (as defined in Article XXVI), if applicable, shall commence thirty (30) days after shipment (hereinafter referred to as the

"Commencement Date"). The lease term shall continue for the number of full months set forth on the Order, commencing on the first day of the month following the Commencement Date.

     The Order may be renewed for an extended term in accordance with Lessor's policies in effect at time of the Order's expiration. Either party must notify the other in writing at least sixty (60) days prior to expiration of the lease term of its decision to either renew the Order or terminate any or all of the Equipment and Software leased thereunder. Without such notice, the Order shall continue at the same rate and under the same conditions until such sixty (60) day notice is given by either party.

     Notwithstanding that the Order contemplates the lease term set forth on the face of the Order, it is agreed that if Lessee is a governmental entity and is fiscally funded, continuance of the Order for said term is dependent upon the annual legislative approval of funding. Lessee agrees to utilize its best efforts to assure funding for the continuance of the Order; however, if fiscal funding is denied, Lessee may terminate the Order by providing Lessor with written notice as outlined in this provision.

     Upon termination by expiration or otherwise of each Order, Lessee shall, at Lessee's expense, disconnect the Equipment or de-install the Software and allow Lessor to enter Lessee's premises to pack and ship the Equipment and Software. Such Equipment and Software returned to Lessor shall be in the same condition as delivered by Lessor, reasonable wear and tear excepted and capable of meeting all recertification requirements. If Lessor is not allowed to remove the Equipment and Software as noted within two (2) weeks after the effective date of Lessee's notice of termination, such termination shall be void, and the lease shall continue in full force and effect until new notice is given followed by removal of Equipment and Software in accordance with this paragraph on the original terms thereof or the terms of any renewal previously agreed upon by the Lessor, as applicable.

V.   CHARGES AND PAYMENT
     -------------------

     Lessee shall pay to Lessor, the monthly rate set forth on an Order during each month of the term of such Order. The monthly lease rate shall be Lessor's published rates which are in effect at the time that the Equipment or Software is ordered. Payments are due monthly, in advance on the first day of each calendar month. The Equipment furnished hereunder may be new, remanufactured or contain used components at Lessor's option. If the Commencement Date of each unit of Equipment leased hereunder is other than the first day of a month, the first payment due hereunder shall be equal to one thirtieth of the monthly rate set forth on the Order for each day from and including the Commencement Date through and including the last day of the month prior to the beginning of the term and the monthly rate for the full initial month. Lessor reserves the right to impose a late payment charge of one and one-half percent (1 1/2%) per month, but not in excess of the lawful maximum, on any past due balance in the event Lessee shall fail to pay any charges within fifteen (15) days after same are due, and Lessee agrees to pay same. If such rate exceeds the amount authorized by law in the jurisdiction in which the Equipment or Software is located, interest shall be computed at the maximum legal rate at that location. Payments shall be made to the Lessor address stated on each invoice. Charges for Lessor services (such as standard handling, installation, engineering costs (if applicable) and training) shall also be at the prevailing rates at time of Order. Any applicable taxes will be invoiced. The Equipment and Software is to be leased for the term selected and is non-cancelable.

     If a purchase order is required for payment, Lessee agrees to provide the applicable purchase order number(s) to Lessor. If no purchase order is required for payment, Lessee guarantees that payment will not be delayed.

VI.  ASSIGNMENT
     ----------

     Without Lessor's prior written consent, Lessee shall not: (a) assign, transfer, pledge, hypothecate, or otherwise dispose of all or any part of Lessee's right, title or interest in and to this Agreement, any Order, the Equipment or Software; or (b) sublet or lend the Equipment or Software or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may sell, assign, grant a security interest or participation in all or any part of Lessor's right, title or interest in and to this Agreement, any Order and the Equipment or Software without notice to Lessee, and Lessor's assignee or secured party may then re-assign such interest without notice to Lessee. Lessee agrees that any purchase of all or substantially all of Lessee's assets, any merger or consolidation into or with Lessee (regardless of whether Lessee is the surviving entity) or any entity acquiring twenty percent (20%) of Lessee's voting securities shall be deemed to be a transfer under this Agreement. Lessee agrees that any such assignment or re-assignment shall not change Lessee's duties or obligations under this Agreement or any Order and Lessee hereby consents to any such assignment or re-assignment. Each such assignee and/or secured party shall have all the rights but none of the obligations of Lessor under such Order unless Lessee is otherwise notified by Lessor. Lessee shall recognize such assignments and/or security agreements and agrees that upon notice of such assignment it shall pay directly to assignee (unless otherwise directed by assignee) without abatement, deduction or set off all amounts which become due hereunder and further agrees that it will not assert against assignee any defense, counterclaim or setoff off any reason whatsoever in any action for lease payments or possession brought by assignee. Upon such assignment and except as may otherwise be provided therein, all references in this Agreement to Lessor shall include assignee.

VII. NETLEASE
     --------

     Lessee and Lessor acknowledge and agree that each Order constitutes a net lease with all costs, expenses and liability associated with the Equipment or Software or its Order to be borne by Lessee unless expressly agreed to the contrary in writing by Lessor. Lessee's obligations to pay all monthly rates and any and all amounts payable by Lessee under any Order shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever and that such payments shall be and continue to be payable in all events. Without limiting the foregoing, no defect or unfitness of any item of Equipment or Software shall relieve Lessee of its obligations to make rental payments, pay any other sum when due or otherwise perform any other obligation due to Lessor and its successors and assigns under this Agreement. Nothing contained herein shall affect Lessee's rights to bring an action against Lessor of any breach of Lessor's obligation hereunder.

VIII. TITLE AND LOCATION
      ------------------

      The Equipment and Software is and shall remain Lessor's personal property irrespective of its manner of attachment to realty or its use. Nothing contained in any Order shall give or convey to Lessee any right, title or interest in or to the Equipment or Software, except as a Lessee as set forth therein and Lessee represents and agrees that Lessee shall hold the Equipment and Software subject and subordinate to the rights of Lessor.

      Lessor is hereby authorized by Lessee, at Lessee's expense, to cause this Agreement, any Order, or any statement or other instrument in respect of any Order as may be required or permitted by law showing the interest of Lessor, in the Equipment or Software to be filed and Lessee appoints Lessor as its attorney-in-fact to execute and file on behalf of Lessee any UCC financing statements and amendments Lessor deems advisable to secure the interests of Lessor. Without limiting the foregoing, Lessee shall execute one or more financing statements, in form and substance satisfactory to Lessor, covering all Equipment or Software leased to Lessee pursuant to this Agreement. The parties have agreed that a photographic copy or other reproduction of this Agreement, either together with or in lieu of an appropriate form under the UCC, is sufficient as a financing statement for purposes of filing and perfection under the UCC. Any filing of such financing statements or any public recordation of this Agreement is intended by the parties solely to protect the interest to Lessor and Lessee, and no such filing or recordation shall in any manner imply or be construed as implying that the relationship of Lessor to Lessee with respect to this Agreement or to the Equipment or Software is anything other than that of a personal property lessor to a personal property lessee.

      Lessee shall request Lessor's consent, in writing, at least fifteen (15) days before Lessee intends to move any of the Equipment or Software from its original "ship to" location. Lessor's response to such request shall be in writing and its consent shall not be unreasonably withheld. Lessee shall pay all costs and expenses for filing additional UCC financing statements in connection with moving the Equipment or Software. Lessee agrees to provide Lessor with fifteen (15) days written notice of its intention to change its name or corporate identity or structure, by merger, consolidation, reorganization or otherwise and to pay all costs and expenses for filing additional UCC financing statements in connection therewith. In the event Lessee fails to comply with this paragraph or the preceding paragraph, Lessee agrees to indemnify Lessor for any losses or damages Lessor incurs thereby.

      Upon Lessor's request Lessee will provide landlord's waivers permitting Lessor to have access to the Equipment and Software in the event of a default by Lessee hereunder and such other provisions as Lessor may reasonably request.

      Lessee shall, at its expense, protect and defend Lessor's title against all persons claiming against or through Lessee and shall at all times keep the Equipment or Software free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lessor) and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor harmless from and against any loss caused thereby.

IX.  INSTALLATION
     ------------

     If R-D is to install Equipment and Software, Lessee shall, at its expense: provide proper site environment according to site preparation guidelines; provide voice telephone line and number for installer; ensure that Telco circuit installation is complete; provide immediate access to site and Equipment and Software to be installed; provide R-D on-site personnel with application assistance during installation; provide AC power requirements within ten (10) feet of equipment location; connect and verify operation of equipment not provided by R-D; and provide central site configuration support for remote only installations.

     R-D's Equipment and Software installation service will consist of field activities required to accomplish the set-up and connection of R-D supplied Equipment and Software at a Customer location. The principal period of installation is 9:00 a.m. to 5:00 p.m., Monday through Friday, local time, excluding R-D holidays.

     Equipment and Software installation service includes: unpacking and inspection of the Equipment; placement of Equipment; inter-rack and device cabling; testing AC power and power application to Equipment; configuring the Equipment and Software for connectivity; connecting Telco dial, dedicated and/or dial back-up lines to Equipment; conducting test with distant end if central site is supported; notifying Customer of any Telco problem or problem with Equipment or Software not provided by R-D; and providing reasonable cutover support to ensure passage of live data, if contiguous with installation.

     R-D installation service does not include: site surveys; relocating or installation of equipment, software or cables not provided by R-D; configuring or reconfiguring customer DTE or Software, running cables under floors, above ceilings or through walls; problem diagnosis of Telco circuits; network taps; central site configuration support for a remote-only installation; nonproductive time on-site through no fault of R-D; and additional trips to site required through no fault of R-D.

     Services not included under Equipment or Software installation service may be performed with prior agreement between the parties at the Time and Material rates for such services in effect at the time of request.

X.   WARRANTY AND REMEDY
     -------------------

     1.  Warranty
         --------

         Lessor warrants all Equipment obtained hereunder to be free from defects in material and workmanship in normal service and under normal conditions for one (1) year from date of the initial invoice, and to conform to its standard specifications at the time of Order. Lessor warrants the Software (if applicable) obtained hereunder will conform to its specification at the time it is received by Lessee. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED, IMPLIED, OR

         STATUTORY, INCLUDING WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THIS WARRANTY IS VOID AS TO EQUIPMENT AND SOFTWARE LOCATED OUTSIDE OF THE UNITED STATES OF AMERICA.

     2.  Remedy
         ------

         Should a unit of Equipment fail in normal service and under normal conditions through no fault of Lessee during the warranty period, Lessee shall return the failed unit at Lessee's expense to Lessor's point of origin facility. Lessor shall either repair the unit at the factory or furnish a used, refurbished replacement unit for Lessee. No charges will be made for repair or replacement of the unit. Lessee shall connect and adjust the unit in accordance with accompanying instructions. Each repaired or replacement unit of Equipment is warranted (as set forth above) for sixty (60) days from the date of shipment of such repaired unit, or the remaining portion of the original Equipment's warranty, whichever is longer. Lessee agrees to pay Lessor's then standard time and material charges for repairs made outside of those covered by the Warranty. For any nonconformance of the Software (if applicable) to its specification which significantly affects performance and is reported to Lessor by Lessee, in writing, during the initial ninety (90) days following receipt by Lessee of the Software, Lessor shall provide an analysis of the problem and provide a workable solution. Lessee agrees to pay Lessor's then current Software charges for analysis and efforts to obtain workable solutions provided outside of those covered by the Warranty. Lessee agrees that it will in no event, alter, modify, repair, disassemble, or adjust the Equipment or Software obtained hereby, except in accordance with Lessor instructions. Lessor's obligations hereunder are contingent upon proper storage, installation, use and maintenance and are limited to: (1) repair, or at its option, replacement (as described herein above) of any parts or Equipment when Lessor determines that the Equipment does not conform to the Warranty; (2) analyzing and providing a workable solution to Software problems when Lessor determines that the nonconformance significantly affects performance in accordance with its specifications. Maintenance of Software, as used herein, is the implementation by Lessee of Software revisions provided by Lessor. Revisions consist of improvements of specified programs. THE FOREGOING CONSTITUTES LESSEE'S SOLE AND EXCLUSIVE REMEDY AND IS IN LIEU OF ANY AND ALL OTHER REMEDIES WHICH MAY BE AVAILABLE TO LESSEE AND IS SUBJECT IN ADDITION TO THE LIMITATIONS SET FORTH IN SECTION XIX.

XI.  CARE, USE AND MAINTENANCE
     -------------------------

     Lessee shall, at its sole expense and at all times during the term of each Order, maintain the Equipment and Software in good operating order, repair, condition and appearance and protect the Equipment and Software from deterioration, other than normal wear and tear. Lessee shall not use the Equipment or Software for any purpose other than that for which it was designed. Lessee shall, at its sole expense, enter into and maintain in force, for the term of each Order, a maintenance agreement on the Equipment and Software.

XII. SOFTWARE LICENSE
     ----------------

     1. Lessor hereby grants to Lessee a revocable, nonexclusive license to use a copy of the Software only in object code form, and only on a single designated processing unit for Lessee's own internal use, except that Lessee may execute the Software on another processing unit on a temporary basis during a malfunction which prevents execution of the Software on the existing processing unit. Lessee agrees not to copy Software in whole or in part without the written consent of Lessor except Lessee may maintain an archival copy of the Software for back-up purposes. Lessee agrees to reproduce any copyright and/or confidentiality notices on any copy of the Software or any portion thereof made by Lessee. Additional copies of Software required by Lessee for its use must be licensed from Lessor.

     2. Lessee agrees to maintain complete and accurate records which identify the type and location of the Software. Within thirty (30) days after receiving a request from Lessor, Lessee shall provide copies of the applicable records to Lessor.

     3. Title to the Software shall not pass to Lessee. This license may not assigned, sublicensed, or otherwise transferred by Lessee, except that Lessee may transfer the license to a transferee and such transferee will have the sole benefit of the Software as transferred from Lessee provided that Lessee gives Lessor prior written notice of such transfer and transferee agrees in writing to be bound under this license to the same degree as Lessee.

     4. The term of an individual units license shall be from the date of Lessor's acceptance of an individual Order for Software until expiration of the term set forth on the individual Order or upon any default of Lessee of any term, covenant or obligation under this Agreement. This license may be renewed for additional one (1) or multiple year terms provided both parties agree to such renewal in writing at least sixty (60) days prior to the expiration of the initial term or renewal term. Such renewal shall be in accordance with Lessor's standard pricing policies in effect at time of renewal. Lessee agrees that upon termination or expiration of term of individual Orders placed under license, Lessee will discontinue use of the Software and shall certify in writing within three (3) days of termination of this license that the Software and all copies thereof have been returned to Lessor or destroyed.

     5. Lessee acknowledges that the Software supplied by Lessor constitutes Lessor's and/or it's suppliers trade secrets and agrees to treat all Software as confidential and proprietary.

      6. Lessee shall not, without prior written permission of Lessor, transfer, disclose or otherwise provide the programs to any person outside of Lessee's organization.

      7. Lessee shall not, without prior written permission of Lessor, modify, reverse assemble or reverse compile any of the Software.

      8. Lessee agrees that it shall thoroughly safeguard the confidentiality of the Software supplied by Lessor, and in no event shall it be to a lesser extent that Lessee safeguards its own proprietary information. Lessee agrees that access to such Software will be given only to employees who require access in the course of Lessee's business and such employees will be informed of the confidential nature thereof and will be required to observe provisions of confidence as set forth herein.

      9. If Lessee exercises the purchase conversion (set forth in Article XXX, below) the Software license granted to Lessee herein shall remain in effect pursuant to the terms and conditions set forth herein.

XIII. SYSTEM RESPONSIBILITY
      ---------------------

      Lessor has no responsibility as to the use or application of the Equipment and/or Software. Lessee assumes full responsibility for data entry, data maintenance and the functional adequacy of the Equipment and/or Software configurations as applied in the installation and for all system analysis and system engineering work.

XIV.  TAXES
      -----

      Lessee and Lessor acknowledge and agree that the liability for all taxes associated with the Equipment or Software or its Order will be borne by Lessee unless expressly agreed to the contrary in writing by Lessor. Lessee's obligations to pay all taxes shall be absolute and unconditional and shall not be subject to any abatement, reduction, defense or counterclaim except and only to the extent that Lessee claims lawful tax exemptions and provides Lessor with valid exemption certificates on or before the execution of such Order.

      Notwithstanding the foregoing, Lessee and Lessor further acknowledge and agree that Lessor shall be responsible for filing personal property tax returns in respect of the Equipment or Software under the lease hereunder, unless expressly agreed to the contrary in writing by Lessor, and shall bill Lessee for such taxes incurred.

XV.   FORCE MAJEURE
      -------------

      Lessor shall not be considered in default in performance of its obligations hereunder if performance of such obligations to provide, repair or install the Equipment and Software is prevented or delayed by acts of God or government, labor disputes, failure or delay of transportation, or by vendors or subcontractors, or any other similar cause or causes beyond its reasonable control. No such occurrence shall excuse the Lessee's performance of its obligations hereunder. Time of performance of either party's obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrences.

XVI. PATENT INDEMNITY
     ----------------

     Lessor will defend, at its own expense, any action brought against Lessee to the extent that it is based upon a claim that Lessor provided Equipment or Software infringes any patent, trade secret or copyright and Lessor will pay costs and monetary damages finally awarded against Lessee in any such actions which are attributable to such claim.

     Such defense and liability is conditioned on and limited by: (a) Lessor being notified promptly in writing by Lessee of any such action; (b) Lessor having sole control of the defense and all negotiations for settlement of such action; (c) the damage award liability of Lessor not exceeding the purchase price for such infringing Lessor provided Equipment or Software; and (d) Lessee providing all available information, assistance and authority to enable Lessor to defend, negotiate and settle such action.

     Should such Equipment or Software become, or in Lessor's opinion be likely to become, the subject to a claim of infringement or the use thereof become restricted by a final non-appealable Court awarded injunction, Lessee shall permit Lessor, at Lessor's option and expense, the right to either: (a) procure for Lessee the right to continue using such Equipment or Software; (b) replace or modify such Equipment or Software so it is free from infringement or injunction provided that the same function is performed by the replacement or modified Equipment or Software; or (c) recover such Equipment or Software from Lessee, in which latter case, the only rights and liabilities between Lessor and Lessee are that: (i) the lease shall be void as to the Equipment or Software on the date of recovery; and (ii) Lessor has the right to collect lease payments, if any, due from Lessee for Lessee's possession of such Equipment or Software up through the date of Lessor's recovery thereof.

     Lessor shall have no liability to Lessee under any provision of this clause with respect to any claim of infringement which is based upon the:

     (1) Equipment or Software based on specifications furnished by Lessee; or

     (2) combination or utilization of Equipment or Software furnished hereunder with equipment or software not provided by Lessor; or

     (3) modification by Lessee of Equipment or Software furnished hereunder.

     The foregoing expresses the entire liability of Lessor for patent, trade secret or copyright infringement by Lessor Equipment or Software delivered to Lessee.

XVII.  DEFAULT
       -------

       Failure of Lessee to make payments or to perform any other condition of this Agreement shall constitute breach of the affected Order(s) placed hereunder.

       In addition, the occurrence of any of the following events shall constitute a breach of all Orders placed hereunder: (1) a receiver, trustee or liquidator of Customer is appointed for any of its properties or assets; (2) Customer becomes insolvent or admits in writing its inability to pay its debts as they mature; (3) Customer makes a general assignment for the benefit of creditors; (4) a petition for the reorganization of Customer or an arrangement with its creditors, or readjustment of its debt or its dissolution or liquidation or similar relief is filed by or against Customer under any law or statute; (5) Customer ceases doing business or commences dissolution or liquidation.

       In case of breach, Lessor may cancel the defaulted Order(s), declare the entire amount of the unpaid commitment and any other charges immediately due and payable and use all available remedies to take possession and remove Equipment and Software with all costs, including attorneys' fees, to be borne by Lessee. Lessor's right to recover possession of the Equipment and Software is in addition to all other available remedies at law or in equity.

       Each Order by Lessee placed under this Agreement shall be treated as a separate contract and default by either party arising out of a particular Order shall not constitute or be deemed to constitute a default of any other Order under this Agreement.

XVIII. SEVERABILITY
       ------------

       If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided such provisions still express the intent of the parties. If the intent of the parties cannot be preserved, the Agreement shall either be renegotiated or rendered null and void.

XIX.   LIMITATION OF LIABILITY
       -----------------------

       LESSOR SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, LOSS OR USE OF THE EQUIPMENT OR SOFTWARE OR ANY ASSOCIATED EQUIPMENT OF SOFTWARE OR COST OF SUBSTITUTED FACILITIES, EQUIPMENT, SOFTWARE OR SERVICES WHICH ARISE OUT OF PERFORMANCE OR FAILURE TO PERFORM ANY OBLIGATION CONTAINED WITHIN THIS AGREEMENT, OR OUT OF NEGLIGENCE IN THE COURSE OF SUCH PERFORMANCE, WHETHER THE CLAIM FOR DAMAGES IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

      EXCEPT FOR CLAIMS FOR PERSONAL INJURY OR FOR DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY TO THE EXTENT CAUSED BY LESSOR'S FAULT OR NEGLIGENCE, LESSOR'S MAXIMUM LIABILITY TO LESSEE FOR ANY CLAIM FOR DAMAGES RELATING TO LESSOR'S PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT SHALL BE LIMITED TO $100,000.

XX.   GOVERNING LAW: FORUM
      --------------------

      This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The parties hereby consent and submit to the exclusive jurisdiction of the appropriate state or federal court serving Broward County, Florida, as to any dispute or controversy arising either directly or indirectly, under or in connection with this Agreement.

XXI.  WAIVER
      ------

      1. No waiver by either party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay, course of dealing or omission on the part of either party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by either party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

      2. Lessee hereby specifically waives any and all its rights and remedies conferred upon Lessee by UCC Sections 2A - 208 through UCC 2A - 222, including (without limitation) Lessee's rights to (i) cancel or repudiate this Agreement,
(ii) reject or revoke acceptance of any Equipment or Software, (iii) recover damages from Lessor for breach of warranty or for any other reason, (iv) claim a security interest in any rejected property in Lessee's possession or control,
(v) deduct from rental payments all or any part of any claimed damages resulting from Lessor's default under this Agreement, (vi) accept partial delivery of the Equipment or Software, (vii) "cover" by making any purchase or lease of other property in substitution for property due from Lessor, (viii) recover from the Lessor any general, special, incidental or consequential damages, for any reason whatsoever, and (ix) seek specific performance, replevin or the like for any of the Equipment or Software. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment or Software in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies hereunder including any other rights set forth in Article 2A of the Uniform Commercial Code. Nothing in this lease shall be construed as a waiver of Lessee's right to seek damages or other remedies on account of Lessor's failure to perform its obligations under this Agreement.

XXII. INSURANCE
      ---------

      Lessee shall, at its own expense, and at all times during the term of an individual Order keep the Equipment and Software insured against all risks of loss or damage from every cause whatsoever for not less than the then current purchase price of the Equipment or Software, provided that the amount of such insurance shall be sufficient so that neither Lessor or Lessee shall be considered a co-insurer. Lessee shall also carry public liability insurance covering both personal injury and property damage caused by the Equipment or Software. All such policies of insurance shall name Lessor as loss payee or additional insured as the case may be. Lessee shall deliver to Lessor a copy of such certificates of insurance. Each insurer shall agree by endorsement upon each policy issued by it or by independent instrument furnished with such policy to Lessor, that it shall give Lessor no less than thirty (30) days written notice before any such policy shall be materially altered or canceled. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage under any such policies of insurance.

XXIII. RISK OF LOSS
       ------------

       Lessee shall bear the entire risk of loss, theft, damage or destruction of the Equipment and Software from any cause whatsoever (except Lessor's negligence) from the time shipment is received by Lessee until return shipment is received in Sunrise, Florida by Lessor. For purposes of this provision the value of the Equipment and Software shall be the purchase price set forth on the Order.

XXIV.  GOVERNMENT OBLIGATIONS
       ----------------------

       Lessee warrants that it is, and will remain, in compliance with all export requirements, including, but not limited to, the requirements of the Export Administration Act and regulations, the Arms Export Control Act and regulations, and any orders and licenses issued thereunder. Such requirements include, but are not limited to, obtaining all proper authorizations or licenses from the Department of Commerce or the Department of State for the export or re-export of any item, product, article, commodity or technical data. Lessee additionally warrants that it has not been, and is not currently, debarred or suspended from or otherwise prohibited or impaired from exporting, re-exporting, receiving, purchasing, procuring, or otherwise obtaining any item, product, article, commodity, or technical data regulated by any agency of the government of the United States. Lessee agrees to indemnify Lessor and hold Lessor harmless from any costs, penalties, or other losses caused by, or related to, any violation of the warranties contained in this Agreement.

XXV.   INTENTION OF PARTIES
       --------------------

       It is the intention of Lessor and Lessee that any lease Orders placed under this Agreement will be characterized as "true leases" and not "financing leases" or "leases intended for security".

XXVI.  CUSTOM SYSTEMS
       --------------

       Any changes in orders which include specially-configured Equipment ("Custom Systems") will result in a minimum reconfiguration charge by Lessor to Lessee of at least five hundred dollars ($500).

XXVII.  BINDING NATURE
        --------------

        Each order shall be binding upon and shall inure to the benefit of Lessor, Lessee and their respective successors, legal representatives and assigns.

XXVIII. FURTHER ASSURANCES
        ------------------

        Lessee shall comply with all applicable laws, ordinances, rules and regulations and Lessee shall obtain any and all permits, licenses, authorizations and/or certificates that may be required in any jurisdiction or by any regulatory or administrative agency in connection with the use and/or operation of the Equipment or Software.

        Lessee agrees that, upon the request by Lessor and in connection with the execution and delivery of this Agreement or in connection with each Order, Lessee shall furnish documents as Lessor may reasonably require, including but not limited to audited financial statements and certificates of acceptance.

XXIX.   QUIET ENJOYMENT
        ---------------

        Lessor hereby agrees and covenants, so long as no default has occurred and is continuing, that Lessee shall have, hold and quietly enjoy, subject to this Agreement, the Equipment and every unit and part thereof during the term of this Agreement.

XXX.    PURCHASE OPTION FOR LEASED EQUIPMENT
        ------------------------------------

        Lessee shall at all times during the term of a lease order issued pursuant to this Agreement have an option to purchase the Equipment then leased thereunder by paying Lessor the purchase conversion price. The purchase conversion price shall be calculated in accordance with the following table:


                    TERM        PURCHASE CONVERSION
                                   FACTOR (PCF)
                      12               [*]
                      24               [*]
                      36               [*]
                      48               [*]
                      60               [*]

     At the end of a lease term, the above percentages can be applied against the "if sold" value, which was in effect at the time the Equipment was acquired. In addition to the above, in the event

---------------------

     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lessee requires a purchase conversion during the lease term Lessee would also be responsible for all lease payments until the end of the original lease term.

       Exercise of this option shall in no way relieve Lessee for lease payments due up to the date of conversion, but not yet paid, on the unit which is being converted to purchase. Maintenance terms existing on Equipment converted to purchase shall remain in effect for the duration of said term.

XXXI.  SUBSTITUTION
       ------------

       Lessor shall have the right, at Lessor's sole option, to replace any or all BayNetworks equipment provided or to be provided by Lessor pursuant to this Agreement with comparable equipment manufactured or supplied by Lessor as such comparable equipment becomes available. After such comparable equipment manufactured or supplied by Lessor becomes available, Lessor may, at Lessor's sole option, substitute such comparable equipment for BayNetworks equipment for any future Order placed by Lessee pursuant to this Agreement.

XXXII. ENTIRE AGREEMENT
       ----------------

       The terms and conditions contained in this Agreement shall be applicable to all Orders placed on Lessor by Lessee during the effectiveness of this Agreement whether this Agreement is referenced or not on such Orders. Additional or different terms contained in Lessee's purchase orders shall not be applicable to such Orders unless expressly agreed to in writing by Lessor's authorized representative. This Agreement, including all Orders accepted hereunder, expresses the entire understanding and agreement of the parties with reference to the subject matter hereof, and is a complete and exclusive statement of the terms of this Agreement, and no representations or agreements modifying or supplementing the terms of this Agreement, including but not limited to Lessee's purchase order, shall be valid unless in writing and signed by persons authorized to sign agreements on behalf of both parties.

       IN WITNESS WHEREOF, this Agreement was entered into as of the day and year first written above.

ACCEPTED:                           ACCEPTED:

Concentric Network Corporation      Racal-Datacom, Inc.
---------------------------------   ----------------------------------------
(Lessee)                            (Lessor)


By:/s/ Michael F. Anthofer          By:/s/ Kathleen Walsh
   ------------------------------      -------------------------------------

Name: Michael F. Anthofer           Name: Kathleen Walsh
      ---------------------------        -----------------------------------

Title: V.P. & CFO                   Title: Director of Contracts & Proposals
       --------------------------          ---------------------------------

Date: 6-26-96                       Date: 6-26-96
      ---------------------------         ----------------------------------